Exhibit 4(j)

FIRST AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

          THIS FIRST AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this 19th day of September, 2008 by and among ONE EARTH ENERGY, LLC, an Illinois limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered at Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), as accounts bank (in such capacity, the “ACCOUNTS BANK”) and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the BANKS party to the AGREEMENT. This Amendment amends that certain Construction Loan Agreement dated September 20, 2007 among the AGENT, BANKS and BORROWER (“AGREEMENT”).

          WHEREAS, pursuant to the AGREEMENT and the other LOAN DOCUMENTS, BANKS extended the CONSTRUCTION LOAN, REVOLVING LOAN and other financial accommodations and extensions of credit described in the AGREEMENT to BORROWER, all as more fully described in the AGREEMENT;

          WHEREAS, pursuant to the AGREEMENT and those certain Revolving Promissory Notes of even date with the AGREEMENT executed and delivered by BORROWER in favor of BANKS, the LOAN TERMINATION DATE of the REVOLVING LOAN is September 19, 2008;

          WHEREAS, BORROWER, as tenant, has entered into that certain Lease Agreement dated October 26, 2007 (the “Wellsite Lease”) with Michael W. Herriott and Linda E. Herriott, as landlords, for the lease of the Premises defined therein for the drilling, construction and maintenance of water wells to provide water to the PROJECT;

          WHEREAS, BORROWER, as tenant, has entered into that certain Lease Agreement dated October 2, 2007 (the “Scott Lease”) with John T. Scott and Barbara A. Scott, as landlords, for the lease of the Premises defined therein for the construction, maintenance and repair of water line thereon;

          WHEREAS, BORROWER has purchased additional real property from Edward Tucker (the “Tucker Land”), pursuant to a Warranty Deed dated May 9, 2008 and recorded May 14, 2008 as Document Number 242017 in the Ford County Recorder’s Office;

          WHEREAS, BORROWER has purchased additional real property from Heartland Bank and Trust Company (the “Maintenance Building Land”), pursuant to a Warranty Deed dated September 24, 2008 and recorded in the Ford County Recorder’s Office on or about September 24, 2008;

          WHEREAS, BANKS require as a condition of this Amendment, and BORROWER has agreed to grant BANKS a lien on BORROWER’S leasehold interests under the Wellsite Lease and Scott Lease and a lien on the Tucker Land and the Maintenance Building Land.

          WHEREAS, BORROWER has requested, and conditioned upon the terms of this Amendment, BANKS have agreed, to extend the LOAN TERMINATION DATE of the REVOLVING LOAN to September 18, 2009 and otherwise amend the AGREEMENT as provided for in this Amendment; and

          WHEREAS, the parties hereto agree to amend the AGREEMENT as provided for in this Amendment.

          NOW, THEREFORE, in consideration of the amendments of the AGREEMENT set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the AGREEMENT as follows:

          1. Capitalized terms used herein shall have the meaning given to such terms in the AGREEMENT, unless specifically defined herein.

          2. The definition of the term “LOAN TERMINATION DATE” in Section 1.28 of the AGREEMENT is hereby amended by deleting the reference to September 19th, 2008 as the LOAN TERMINATION DATE applicable to the REVOLVING NOTES and inserting in lieu thereof September 18, 2009. Anywhere else in the AGREEMENT which refers to September 19, 2008 as the LOAN TERMINATION DATE of the REVOLVING NOTES is hereby amended consistent with the foregoing. To further evidence the extension of the LOAN TERMINATION DATE of the REVOLVING NOTES, BORROWER shall execute and deliver to each BANK with a REVOLVING LOAN COMMITMENT AMOUNT a FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTE and all references to the REVOLVING NOTES in the AGREEMENT and the other LOAN DOCUMENTS are hereby amended to refer to such FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTES.

          3. Exhibit F of the AGREEMENT is hereby deleted in its entirety and the Exhibit F attached to this Amendment is inserted in lieu thereof.

          4. This Amendment shall not be effective until BANK shall have received each of the following (each in form and substance acceptable to BANK) or the following conditions have been satisfied:

(a).	This Amendment, duly executed by BORROWER.

(b).

The FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTES duly executed by BORROWER in favor of each BANK with a commitment in the REVOLVING LOAN in the amount of each such BANK’s respective REVOLVING LOAN COMMITMENT AMOUNT.

(c).

An amendment of the MORTGAGE duly executed by BORROWER and in recordable form reflecting the additional real property acquired or leased by BORROWER as described in such amendment of the MORTGAGE, together with an endorsement to AGENT’s loan title policy which reflects the amendment of the MORTGAGE and a Memorandum of the Wellsite Lease.

(d).	Such other matters as AGENT may reasonably require.

In addition, within 30 days after the date of this Amendment, BORROWER will obtain an Estoppel Agreement with Michael W. Herriott and Linda E. Herriott, the lessors under the Wellsite Lease as defined in and to be executed in connection with the amendment of the MORTGAGE referenced above.

          5. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the AGREEMENT and the other LOAN DOCUMENTS shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other LOAN DOCUMENTS are hereby amended to be consistent with the terms of this Amendment.

          6. Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the AGREEMENT and the other LOAN DOCUMENTS are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT or any other LOAN DOCUMENT, and no event which, with the giving of notices or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof.

          7. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

ONE EARTH ENERGY, LLC

By:

Title:

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT, COLLATERAL AGENT and ACCOUNTS BANK

By:

Title:

1st FARM CREDIT SERVICES, as a BANK

By:

Title:

TRANSAMERICA OCCIDENTAL LIFE
INSURANCE COMPANY, as a BANK

By:

Title:

BUSEY BANK, as a BANK

By:

Title:

CAPITAL FARM CREDIT, as a BANK

By:

Title:

CITIZENS FIRST NATIONAL BANK, as a BANK

By:

Title:

COBANK, as a BANK

By:

Title:

DEERE CREDIT, INC., as a BANK

By:

Title:

FARM CREDIT SERVICES OF AMERICA, as a BANK

By:

Title:

M&I MARSHALL & ISLEY BANK, as a BANK

By:

Title:

QUAD CITY BANK AND TRUST, as a BANK

By:

Title:

EXHIBIT F
Real Estate Description

Project Site:

Parcel 1:

All that part of the South 1204.28 Feet of the South Half of Section 3, Township 23 North, Range 7 East of the Third Principal Meridian, Ford County, Illinois, lying east of the Northerly Extension of the East Line of a tract of land conveyed to Ameren Energy Generating Company by Special Warranty Deed recorded September 11, 2000, as Document No. 216254 in the Ford County Recorder’s Office, and lying west of the Northerly Extension of the East Line of the West 250 Feet of the Northeast Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, situated in the City of Gibson, County of Ford and State of Illinois.

Said Parcel 1 contains 34.00 acres, more or less.

Parcel 2:

A part of the Northwest Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, Gibson City, Ford County, Illinois, more particularly described as follows: Beginning at the Northeast Corner of Lot 4 in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson City, Illinois, according to the Plat recorded as Document No. 205053 in the Ford County Recorder’s Office. From said Point of Beginning, thence west 1146.34 feet along the North Line of said Lot 4 to the Northwest Corner thereof; thence north 543.85 feet along the East Right-of-Way line of Jordan Drive according to the Dedication thereof recorded as Document No. 212435 in said Recorder’s Office which forms an angle to the left of 90º00’00” with the last described course; thence east 20.00 feet along said Right-of-Way Line which forms an angle to the left of 89º39’36” with the last described course; thence north 30.00 feet along said Right-of-Way Line which forms an angle to the left of 270º20’24” with the last described course to the Southwest Corner of Parcel 4 conveyed to Ameren Energy Generating Company by Warranty Deed recorded as Document No. 235733 in said Recorder’s Office; thence east 150.65 feet along the South Line of said Parcel 4 which forms an angle to the left of 89º39’36” with the last described course to the Southeast Corner thereof; thence north 580.00 feet along the East Line of said Parcel 4 and the East Line of a Tract of Land conveyed by Special Warranty Deed recorded as Document No. 216254 in said Recorder’s Office, which lines form an angle to the left of 269º57’50” with the last described course to the Northeast Corner of said Tract, said Northeast Corner being on the North Line of the Northwest Quarter of said Section 10; thence east 979.71 feet along said North Line which forms an angle to the left of 90º02’10” with the last described course to the Northeast Corner of the Northwest Quarter of said Section 10; thence south 1147.04 feet along the East Line of the Northwest Quarter of said Section 10 which forms an angle to the left of 89º57’15” with the last described course to the Point of Beginning, situated in the County of Ford and State of Illinois, containing 28.07 acres, more or less.

Parcel 3:

Lot 4 in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson, Ford County, Illinois, according to the Plat recorded as Document No. 205053 in the Ford County Recorder’s Office excepting (Exception No. 1) therefrom the East 100 Feet of even width thereof and also excepting (Exception No. 2) the following described tract: A part of Lot 4 in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson City, Ford County, Illinois according to the Plat recorded as Document No. 205053 in the Ford County Recorder’s Office, more particularly described as follows: Beginning at a point on the North Line of said Lot 4 lying 100.00 feet west of the Northeast Corner thereof, said point being the Northwest Corner of a Tract of Land conveyed to Bloomer Line Railroad according to the Deed recorded as Document No. 217701 in said Recorder’s Office. From said Point of Beginning, thence west 551.97 feet along the North Line of said Lot 4 to the point of intersection with the Northerly Extension of the West Line of Lot 3 in said First Addition; thence south 599.81 feet along said Northerly Extension which forms an angle to the right of 90º56’03” with the last described course to the Northwest Corner of said Lot 3 being a point on the South Line of said Lot 4; thence east 557.71 feet along the South Line of said Lot 4 which forms an angle to the right of 89º03’55” with the last described course to a point lying 100.00 feet west of the Southeast Corner of said Lot 4, said point being the Southwest Corner of said Tract conveyed by Document No. 217701; thence north 599.74 feet along the West Line of said Tract which forms an angle to the right of 90º23’11” with the last described course to the Point of Beginning, situated in the County of Ford and State of Illinois.

Said Parcel 3 contains 7.85 acres, more or less.

Parcel 4:

A part of a Tract of Land conveyed by Warranty Deed recorded January 27, 2005 as Document No. 231777 in the Ford County Recorder’s Office being a part of Lot 4 in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson City, Ford County, Illinois, according to the Plat recorded as Document No. 205053 in the Ford County Recorder’s Office, more particularly described as follows: Beginning at a point on the North Line of said Lot 4 lying 100.00 feet west of the Northeast Corner thereof, said point being the Northwest Corner of a Tract of Land conveyed to Bloomer Line Railroad according to the Deed recorded as Document No. 217701 in said Recorder’s Office. From said Point of Beginning, thence west 551.97 feet along the North Line of said Lot 4 to the point of intersection with the Northerly Extension of the West Line of Lot 3 in said First Addition; thence south 599.81 feet along said Northerly Extension which forms an angle to the right of 90º56’03” with the last described course to the Northwest Corner of said Lot 3 being a point on the South Line of said Lot 4; thence east 60.00 feet along the South Line of said Lot 4 which forms an angle to the right of 89º03’55” with the last described course; thence north 200.00 feet along a line which is parallel with the West Line of said Tract conveyed by Document No. 217701 and which forms an angle to the right of 90º23’11” with the last described course; thence east

497.71 feet along a line which is parallel with the South Line of said Lot 4 and which forms an angle to the right of 269º36’49” with the last described course to a point on the West Line of said Tract conveyed by Document No. 217701 lying 200.00 feet north of the Southwest corner thereof; thence North 399.74 feet along the West Line of said Tract which forms an angle to the right of 90º23’11” with the last described course to the Point of Beginning, containing 5.35 acres, more or less.

Parcel 5:

All that part of the West 250 Feet of the Northeast Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, situated in the City of Gibson, County of Ford and State of Illinois, lying north of the North Line of a tract of land conveyed to Alliance Grain Company by Warranty Deed recorded October 2, 2000, as Document No. 216478 in the Ford County Recorder’s Office.

Said Parcel 5 contains 10.02 acres, more or less.

Parcel 6:

All that part of the North 100 Feet of the Northeast Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, Gibson City, Ford County, Illinois, lying west of the Centerline of Drummer Creek and East of the East Line of a tract of land conveyed to One Earth Energy, LLC by Warranty Deed recorded May 2, 2007, as Document No. 238795 in the Recorder’s Office of Ford County, Illinois, situated in the County of Ford and State of Illinois.

Said Parcel 6 contains 4.84 acres, more or less.

Wellsite Lease Premises:

A part of the 100-Foot-Wide former Norfolk Southern Railroad Right-of-Way in the West Half of the Northwest Quarter and the West Half of the Southwest Quarter, both in Section 10, Township 23 North, Range 9 East of the Third Principal Meridian, Ford County, Illinois, more particularly described as follows: Commencing at an existing brass survey monument at the Southwest Corner of said Section 10, thence north 2615.31 feet along the West Line of the Southwest Quarter of said Section 10 to the Centerline of said former Norfolk Southern Railroad; thence east 682.21 feet along said Centerline which forms an angle to the left of 90º-02’-23” with the last described course to the Point of Beginning. From said Point of Beginning, thence south 50.00 feet along a line which is perpendicular to said Centerline; thence east 600.00 feet along a line which is parallel with said Centerline and forms an angle to the right of 90º-00’-00” with the last described course; thence north 100.00 feet along a line which is perpendicular to said Centerline and approximately 50 feet normally distant west of the East Lines of the West Half of said Southwest Quarter and the West Half of said Northwest Quarter and forms an angle to the right of 90º-00’-00” with the last described course; thence west 600.00 feet along a line which is 50 feet normally distant north of and parallel with said Centerline and forms an angle to the right of 90º-00’-00” with the last described course; thence south 50.00 feet along a line which is perpendicular to said Centerline and forms an angle to the right of 90º-00’-00” with the last described course to the Point of Beginning, containing 1.377 acres, more or less.

PROPOSED ACCESS EASEMENT NO. 1:

A part of the 100-Foot-Wide former Norfolk Southern Railroad Right-of-Way in the West Half of the Northwest Quarter and the West Half of the Southwest Quarter, both in Section 10, Township 23 North, Range 9 East of the Third Principal Meridian, Ford County, Illinois, being the North 20 Feet of the South 60 Feet thereof, bounded on the west by the West Line of said Southwest Quarter and on the east by the West Line of said Well Site Lease Area.

PROPOSED ACCESS EASEMENT NO. 2:

The North 20 Feet of the South 60 Feet of said Well Site Lease Area.

PROPOSED ACCESS EASEMENT NO. 3:

The North 40 Feet of the West 50 Feet of the East 110 Feet of said Well Site Lease Area.

PROPOSED PERMANENT WATER LINE EASEMENT:

A part of the 100-Foot-Wide former Norfolk Southern Railroad Right-of-Way in the West Half of the Northwest Quarter and the West Half of the Southwest Quarter, both in Section 10, Township 23 North, Range 9 East of the Third Principal Meridian, Ford County, Illinois, being the North 25 Feet of said Right-of-Way, bounded on the west by the West Lines of said Northwest Quarter and said Southwest Quarter and on the east by the West Line of said Well Site Lease Area.

PROPOSED TEMPORARY EASEMENT NO. 1 FOR WORKING PURPOSES ONLY DURING CONSTRUCTION:

A part of the West Half of the Northwest Quarter of Section 10, Township 23 North, Range 9 East of the Third Principal Meridian, Ford County, Illinois, being a strip of land 15 feet in width lying north of and adjacent to the North Lines of said Proposed Permanent Water Line Easement and said Well Site Lease Area. Said strip is bounded on the west by the West Line of said Northwest Quarter and on the east by the Northerly Extension of the East Line of said Well Site Lease Area.

PROPOSED TEMPORARY EASEMENT NO. 2 FOR WORKING PURPOSES ONLY DURING CONSTRUCTION:

A part of the 100-Foot-Wide former Norfolk Southern Railroad Right-of-Way in the West Half of the Northwest Quarter and the West Half of the Southwest Quarter, both in Section 10, Township 23 North, Range 9 East of the Third Principal Meridian, Ford County, Illinois, being the North 15 Feet of the South 75 Feet thereof, bounded on the west by the West Line of said Southwest Quarter and on the east by the West Line of said Well Site Lease Area.

Scott Lease Premises:

A tract of land located and lying in Section 12, Township 23 North, Range 8 East of the 3rd Principal Meridian, in Ford County, Illinois, and more particularly described as follows:

The West Eighteen and one half (18 ½) acres of even width thereof, of the North Half of the Northeast Quarter of Section Twelve; and the West One and one-half (1 ½) acres of even width thereof, of the South Half of the Northeast Quarter of Section Twelve; and all that part of the North 50 feet of a strip of land being a portion of Norfolk and Western Railway Company’s abandoned right of way (formerly the Lake Erie and Western Railroad Company) lying adjacent to the following described tract: the West 1-½ acres of even width thereof of the South Half of the Northeast Quarter of Section 12, Township 23 North, Range 8 East of the 3rd Principal Meridian, all in Ford County, Illinois, being a part of the real estate conveyed by Norfolk and Western Railway Company to Nickel Plate Trust No. 440, by Quitclaim Deed dated July 12, 1995, and recorded in the land records of Ford County, Illinois on July 20, 1995 as Document No. 200491.

Tucker Land:

A part of the Northeast Quarter of Section 10, Township 23 North, Range 7 East of the Third Principal Meridian, Gibson City, Ford County, Illinois, more particularly described as follows: Beginning at the Southeast Corner of a tract of land conveyed to Alliance Grain Company by Warranty Deed Recorded October 2, 2000 as Document No. 216478 in the Ford County Recorder’s Office, said Southeast Corner being a point on the North Right-of-Way Line of Illinois Route 9. From said Point of Beginning, thence north 2410.66 feet along the East Line of said tract and along the East Line of a 250 foot wide tract of land conveyed to One Earth Energy, LLC by Warranty Deed Recorded May 2, 2007 as Document No. 238795 in said Recorder’s Office to the Southwest Corner of a 100 foot wide tract of land conveyed to One Earth Energy, LLC by Warranty Deed Recorded July 30, 2007 as Document No. 239499 in said Recorder’s Office; thence east 2081.00 feet along the South Line of said 100 foot wide tract which forms an angle to the left of 90º-02’-45” with the last described course to the Southeast Corner thereof said Southeast Corner being on the Centerline of Drummer Creek; thence southwesterly 353.09 feet along said Centerline which forms an angle to the left of 76º-32’-17” with the last described course; thence southeasterly 305.55 feet along said Centerline which forms an angle to the left of 202º-58’-52” with the last described course; thence southeasterly 227.43 feet along said Centerline which forms an angle to the left of 176º-05’-43” with the last described course; thence southeasterly 237.04 feet along said Centerline which forms an angle to the left of 202º-11’-05” with the last described course; thence southeasterly 154.30 feet along said Centerline which forms an angle to the left of 178º-28’-23” with the last described course; thence southerly 148.21 feet along said Centerline which forms an angle to the left of 155º-58’-43” with the last described course; thence southwesterly 147.34 feet along said Centerline which forms an angle to the left of 156º-04’-33” with the last described course; thence southwesterly 302.93 feet along said Centerline which forms an angle to the left of 151º-47’-10” with the last described course; thence southwesterly 71.73 feet along said Centerline which forms an angle to the left of 193º-09’-03” with the last described course; thence southwesterly 60.70 feet along said Centerline which forms an angle to the left of 210º-14’-56” with the last described course to the Southwest Corner of a tract of land conveyed to Michael J. Smith and Charlene L. Smith by Corporation Deed Recorded June 15, 2005 as Document No. 232984, said Southwest Corner being a point on the Westerly Extension of the Centerline of Ninth Street in Gibson City, Illinois, according to said deed; thence west 129.70 feet along said Westerly Extension which forms an angle to the left of 96º-32’-57” with the last described course to the East Line of a tract of land conveyed to Roberta J. Strebeck by Warranty Deed Recorded June 26, 2007 as Document No. 239228 in said Recorder’s Office; thence north 595.21 feet along said East Line which forms an angle to the left of 90º-18’-02” with the last described course to the Northeast Corner thereof; thence west 253.50 feet along the North Line of said tract Recorded as Document No. 239228 which forms an angle to the left of 270º-00’-00” with the last described course to the Northwest Corner thereof; thence south 530.00 feet along the West Line of said tract recorded as Document No. 239228 which forms an angle to the left of 270º-00’-00” with the last described course; thence west 879.00 feet along a line which forms an angle to the left of 92º-46’-46” with the last described course; thence south 605.00 feet along a line which forms an angle to the left of 265º-20’-13” with the last described course to a point of the North Right-of-Way Line of said Illinois Route 9 lying 645.00 feet east of the Point of Beginning; thence west 645.00 feet along said North Right-of-Way Line which forms an angle to the left of 91º-53’-00” with the last described course to the Point of Beginning, containing 91.955 acres, more or less. Part of Tax ID No. 09-11-10-201-005.

Maintenance Building Land:

Lot Eight (8) EXCEPT the North 30 feet thereof, in Jordan Industrial Park Subdivision, Third Addition, situated in the City of Gibson, County of Ford and State of Illinois, as per plat recorded as Document No. 226871 with the Ford County Recorder’s Office. Parcel No. 09-11-10-100-033.